UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On March 8, 2018, Post Holdings, Inc. (“Post”) entered into a Second Amendment to the Amended and Restated Credit Agreement (the “Second Amendment”) by and among Post, Barclays Bank PLC, as administrative agent, the Required Lenders (as defined therein), the Consenting Lenders (as defined therein), the Replacement Lender (as defined therein) and the Guarantors (as defined therein). The Second Amendment amends the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 28, 2017 by and among Post, the institutions from time to time party thereto as lenders (the “Lenders”), Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC as Joint Lead Arrangers and Joint Bookrunners, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Syndication Agents, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., as Documentation Agents, and Barclays Bank PLC, as Administrative Agent for the Lenders.

Under the Second Amendment, the interest rate margin for the Series A Incremental Term Loans (as defined in the Credit Agreement) was reduced by 25 basis points to the Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 2.00% or the Base Rate (as defined in the Credit Agreement) plus a margin of 1.00%.

The maturity date for the Series A Incremental Term Loan remains May 24, 2024, and all other material provisions of the Credit Agreement remain unchanged. As of March 8, 2018, the principal amount outstanding as the Series A Incremental Term Loans under the Credit Agreement was approximately $2.189 billion.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Second Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of the parties to the Second Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Second Amendment, which subsequent information may or may not be fully reflected in public disclosures by Post.
A copy of a press release issued in connection with the Second Amendment is attached hereto as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of March 8, 2018

99.1	Press Release dated March 8, 2018

4